EX.99.h.iv
EXPENSE LIMITATION AGREEMENT

Attachment A

Expense Limitations

The transfer agency fees and expenses of the Institutional Class shares and the Advisor Class shares, respectively, of each Fund set forth below shall be limited, pursuant to this Agreement, to no more than 0.05% and 0.20%, respectively (as a percent of average daily net assets attributable to each stated class).

Expense
Limitation
Fund		Period Ends

First Investors Equity Funds:
	Total Return Fund	January 31, 2015
	Equity Income Fund	January 31, 2015
	Growth & Income Fund	January 31, 2015
	Global Fund	January 31, 2015
	Select Growth Fund	January 31, 2015
	Opportunity Fund	January 31, 2015
	Special Situations Fund	January 31, 2015
	International Fund	January 31, 2015

First Investors Income Funds:
	Cash Management Fund (Institutional Class only)	January 31, 2015
	Government Fund	January 31, 2015
	Investment Grade Fund	January 31, 2015
	Fund For Income	January 31, 2015
	International Opportunities Bond Fund	January 31, 2015
	Strategic Income Fund (Advisor Class only)	January 31, 2015
	Floating Rate Fund	January 31, 2015

First Investors Tax Exempt Funds:
	Tax Exempt Income Fund	May 1, 2015
	Tax Exempt Opportunities Fund	May 1, 2015
	California Tax Exempt Fund	May 1, 2015
	Connecticut Tax Exempt Fund	May 1, 2015
	Massachusetts Tax Exempt Fund	May 1, 2015
	Michigan Tax Exempt Fund	May 1, 2015
	Minnesota Tax Exempt Fund	May 1, 2015
	New Jersey Tax Exempt Fund	May 1, 2015
	New York Tax Exempt Fund	May 1, 2015
	North Carolina Tax Exempt Fund	May 1, 2015
	Ohio Tax Exempt Fund	May 1, 2015
	Oregon Tax Exempt Fund	May 1, 2015
	Pennsylvania Tax Exempt Fund	May 1, 2015
	Virginia Tax Exempt Fund	May 1, 2015

Schedule A amended: April 28, 2014

FIRST INVESTORS INCOME FUNDS

By:	/s/ Derek Burke
Name:	Derek Burke
Title:	President

FIRST INVESTORS EQUITY FUNDS

By:	/s/ Derek Burke
Name:	Derek Burke
Title:	President

FIRST INVESTORS TAX EXEMPT FUNDS

By:	/s/ Derek Burke
Name:	Derek Burke
Title:	President

ADMINISTRATIVE DATA MANAGEMENT CORP.

By:	/s/ Derek Burke
Name:	Derek Burke
Title:	President